Exhibit 13.1

Contax Participações S.A.

Certifications of the Chief Executive Officer and the
Chief Financial Officer of the Company, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Contax Participações S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2009 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2010

/s/ Francis James Leahy Meaney

Name:	Francis James Leahy Meaney
Title:	Chief Executive Officer

Date: June 28, 2010

/s/ Michel Neves Sarkis

Name:	Michel Neves Sarkis
Title:	Chief Financial Officer